Exhibit 99.1

        Theragenics(R) Reports Revenue & Earnings for First Quarter 2007

               Company Reports Record Quarterly Revenue

     BUFORD, Ga.--(BUSINESS WIRE)--May 8, 2007--Theragenics Corporation(R) (NYSE: TGX), a medical device company serving the cancer treatment and surgical products markets, today announced consolidated financial results for first quarter ended April 1, 2007. Consolidated revenue for the quarter was $15.5 million, an increase of $3.1 million, or 25% over the first quarter of 2006. Net earnings for the quarter were $1.2 million or $0.04 per share, compared to net earnings of $775,000 or $0.02 per share in the first quarter of 2006.

     Items affecting comparability between periods include an income tax benefit of $312,000, or $0.01 per share recorded in the first quarter of 2006. This was from the release of a portion of the deferred tax valuation allowance, reducing the effective tax rate and increasing earnings per share by $0.01 for the first quarter of 2006. The first quarter of 2006 also included restructuring costs and gains on the sale of assets primarily related to the restructuring, resulting in $107,000 of net operating expenses. Additionally, results for first quarter of 2006 did not include Galt Medical Corp., which was acquired on August 2, 2006.

     "Our strong start to this year follows the momentum we created in 2006," stated M. Christine Jacobs, Chief Executive Officer and President. "This was our highest revenue quarter since the Company was founded in 1981. Both business segments were profitable. We continued to support growth opportunities in our surgical products business, and our brachytherapy business maintained its leadership role in a difficult competitive environment."

     Ms. Jacobs concluded, "We believe our strategy of strengthening the brachytherapy business, investing for growth in surgical products, seeking further diversification via acquisition and keeping our balance sheet strong is working. We have transformed Theragenics in a relatively short period of time. We intend to see that the transformation continues."

     Tables I and II to this press release contain condensed consolidated statements of earnings and balance sheets. Revenue and operating income by segment is summarized in Table III, and Table IV includes a reconciliation of GAAP reported net earnings to earnings before interest, taxes, depreciation and amortization (EBITDA).

     Theragenics will host a conference call today at 11:00 a.m. Eastern Time. To access the call, dial 800-538-9844 or 706-634-7274 and provide the conference ID code 6498627. This call is also being broadcast live over the Internet, and a recording will be available for one month on the Company's website. To access the webcast, log on to www.theragenics.com and select Investor Relations followed by selecting company presentations. You also can access a phone replay of the call until Midnight, May 15, 2007, by dialing 800-642-1687 or 706-645-9291 and providing the conference ID code: 6498627.

     Theragenics Corporation (NYSE: TGX) operates two business segments: its brachytherapy seed business and its surgical products business. The brachytherapy business manufactures and markets its premiere product, the palladium-103 TheraSeed(R) device and I-Seed, an iodine-125 based device, which are used primarily in the minimally invasive treatment of localized prostate cancer. Its surgical products business manufactures and distributes wound closure and vascular access products. Wound closure products include sutures, needles and other surgical products with applications in, among other areas, urology, veterinary, cardiology, orthopedics, plastic surgery and dental. Vascular access includes introducers and guidewires used in the interventional radiology, interventional cardiology and vascular surgery markets. For additional information, call Theragenics' Investor Relations Department at (800) 998-8479 or visit www.theragenics.com.

     This press release contains non-GAAP financial measures used by Management in its analysis of the Company's operating performance. Management believes presentation of financial measures excluding the impact of certain identified items provides supplemental information that is helpful to an understanding of the operating results of the Company's businesses and period-to-period comparisons of performance. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results.

     This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, the accuracy of which is necessarily subject to risks and uncertainties, including, without limitation, statements regarding future growth, opportunities and investments, and anticipated positive results in general. Actual results may differ materially due to a variety of factors, including, among other things, uncertainties related to the integration of acquired companies into the Theragenics organization, capitalization on opportunities for growth within the Surgical Products business, ability to recognize value from areas of shared expertise, risks and uncertainties related to competition within the medical device industry, development and growth of new applications within the markets for brachytherapy, wound closure, and vascular access and, more broadly, medical devices, competition from other companies within the brachytherapy, wound closure, vascular access and medical device markets, competition from other methods of treatment, new product development cycles, integration risks, effectiveness and execution of marketing and sales programs, changes in product pricing, changes in costs of materials used in production processes, continued acceptance and demand of the Company's products by the markets in which it operates, introduction and/or availability of competitive products by others, potential changes in third-party (including CMS) reimbursement, physician training, third-party distribution agreements, ability to execute on acquisition opportunities on favorable terms and successfully integrate any acquisitions, and other factors set forth from time to time in the Company's Securities and Exchange Commission filings.

     All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.


TABLE I
THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED
 STATEMENTS OF EARNINGS
(Unaudited)
(In thousands except per share data)

                                               Three Months Ended
                                           April 1, 2007 April 2, 2006
                                           ---------------------------
Product sales                                 $   15,227   $   12,256
License fees                                         224          138
                                           ---------------------------
Total revenue                                     15,451       12,394
Cost of sales                                      8,109        6,055
                                           ---------------------------
     Gross profit                                  7,342        6,339
Operating expenses:
     Selling, general & administrative.            4,856        5,347
     Amortization of purchased intangibles           469          188
     Research & development                          291          239
     Restructuring expenses                            -          306
     Gain on sale of assets                            -         (201)
                                           ---------------------------
                                                   5,616        5,879
                                           ---------------------------
     Operating income                              1,726          460
Non-operating items
  Interest income                                    389          415
  Interest expense                                  (183)         (69)
  Other                                                1          (21)
                                           ---------------------------
                                                     207          325

     Income before income tax                      1,933          785
Income tax expense                                   765           10
                                           ---------------------------
Net earnings                                  $    1,168   $      775
                                           ===========================
Earnings per share
  Basic                                       $     0.04   $     0.02
  Diluted                                     $     0.04   $     0.02
Weighted average shares
  Basic                                           33,074       32,052
  Diluted                                         33,170       32,085




TABLE II
THERAGENICS CORPORATION AND SUBSIDIARIES CONDENSED CONSOLIDATED
 BALANCE SHEETS
(Unaudited)
(In thousands)

Assets                                          April 1,  December 31,
                                                   2007       2006
                                                ----------------------
     Cash, short-term investments
      & marketable securities                    $ 35,552    $ 32,980
     Trade accounts receivable                      8,376       7,556
     Inventories                                    6,643       7,433
     Deferred income tax asset                      7,017       7,798
     Assets held for sale                           3,400       3,400
     Prepaid expenses and other current assets      3,495       3,478
                                                ----------------------
               Total current assets                64,483      62,645
     Property, plant & equipment, net              30,146      30,901
     Goodwill                                      38,824      38,824
     Other intangible assets                       13,293      13,762
     Other long-term assets                           112         112
                                                ----------------------
          Total assets                           $146,858    $146,244
                                                ======================

Liabilities & Shareholders' Equity
     Accounts payable & accrued expenses         $  3,605    $  4,381
     Contract termination liability                 1,507       1,513
     Long term debt                                 7,500       7,500
     Deferred income tax liability, long-term       6,061       6,148
     Other long-term liabilities                      607         561
                                                ----------------------
               Total liabilities                   19,280      20,103
     Shareholders' equity                         127,578     126,141
                                                ----------------------
               Total liabilities & shareholders'
                equity                           $146,858    $146,244
                                                ======================




TABLE III
THERAGENICS CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION (Unaudited)
(in thousands)

                                                       Quarter Ended
                                                     -----------------
                                                     April 1, April 2,
                                                       2007     2006
                                                     -------- --------
REVENUE
  Brachytherapy seed                                  $8,649   $9,008
  Surgical products                                    6,839    3,442
                                                     -------- --------
                                                      15,488   12,450
  Intersegment eliminations                              (37)     (56)
                                                     -------- --------
  Consolidated                                       $15,451  $12,394
                                                     ======== ========



                                                       Quarter Ended
                                                     -----------------
                                                     April 1, April 2,
                                                       2007     2006
                                                     -------- --------
OPERATING INCOME
  Brachytherapy seed                                  $1,150     $171
  Surgical products                                      578      309
                                                     -------- --------
                                                       1,728      480
  Intersegment eliminations                               (2)     (20)
                                                     -------- --------
  Consolidated                                        $1,726     $460
                                                     ======== ========




TABLE IV
THERAGENICS CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON GAAP FINANCIAL MEASURES  (Unaudited)

EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
 (EBITDA), and EBITDA EXCLUDING RESTRUCTURING RELATED ITEMS
(in thousands)

                                                       Quarter Ended
                                                     -----------------
                                                     April 1, April 2,
                                                       2007     2006
                                                     -------- --------
Net earnings                                          $1,168     $775
Income tax expense                                       765       10
Interest income                                         (389)    (415)
Interest expense                                         183       69
Other non-operating income/expense                        (1)      21
                                                     -------- --------
  Operating income                                     1,726      460
Depreciation and amortization                          1,567    1,196
Stock based compensation amortization                    193       59
                                                     -------- --------
    EBITDA                                            $3,486   $1,715
Restructuring related items, net                           -      107
                                                     -------- --------
    EBITDA excluding restructuring related items      $3,486   $1,822
                                                     ======== ========





    CONTACT: Theragenics Corporation
             Frank Tarallo, 800-998-8479 or 770-271-0233
             CFO & Treasurer
             or
             Lisa Rassel, 800-998-8479 or 770-271-0233
             Manager of Investor Relations
             www.theragenics.com